Exhibit 10.7

                        Contract for Promotional Services

1.1 This agreement dated September 5, 2003 is by and between Ronald E. Gee and SLS International, Inc. ("The Client").

                                    2. TERMS

2.1 "Initial terms" the initial terms of this agreement will take effect on September 5, 2003 and will end September 30, 2003.

                             3. PRODUCT AND SERVICES

3.1 Assist SLS International, Inc., to Disseminate information to its obligations under the Exchange Act in compliance with the restrictions on dissemination of material inside information contained in proposed Regulation FD, current sections 20 and 21A thereof, and in compliance with the requirements of section 179b) of the securities Act.

3.2 Assist in promotional and consulting services for SLS International, Inc., subject to full compliance with the requirements of 17(c) of the securities Act.

                                  4. LIABILITY

4.1 Client understands that Ronald E. Gee makes no warrants on results of clients said products.

4.2 Client relieves Ronald E. Gee for any losses, damages monetary or otherwise that may occur due to the content of news articles prepare by or on the behalf of the company.

                              5. CLIENT OBLIGATIONS

5.1 "Development Assistance" Client shall provide Ronald E. Gee with reliable corporate information and contracts regarding client's business and client's stock in order to facilitate Ronald E. Gee's obligations hereunder.

5.2 Client shall provide information that is legally allowable under all SEC and other government law regards to statements made.

                               6. RECOMMENDATIONS

6.1 Client understand Ronald E. Gee is not a broker dealer or registered investment advisor and is not acting any way to make recommendations to the purchase or sale of any security.

6.2 Ronald e. Gee will recommend that any person considering trading or investing in said security do so only after speaking with a stockbroker or registered financial advisor.

6.3 Ronald E. Gee agrees that none of its officers, directors, principal, affiliates, or sub-contractors have been convicted of any local, state, or federal offenses of a securities nature or any felony conviction or are currently or have been subject of any regulatory investigation, where actions or charges have been brought, except as disclosed in writing to the company.

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6.4 Bother Ronald E. Gee and the company SLS International, Inc., agree that all amendments and modifications to the agreement shall be done in writing (email, fax , or via postal mail) and no oral amendments shall be binding upon either Ronald E. Gee or SLS International, inc.

                                     7. FEES

7.1 Fees for services will be $50,000.00 US Dollars to be paid in advance by SLS International, Inc., for the month of September 2003.

7.2 Payments will be wired directly to the account specified by Ronald E. Gee.

7.3 Client understands that fees are non-refundable and binding upon signature. By signing this agreement you are acknowledging that you have read and agree to all the terms and conditions above.

Company Name SLS International, Inc.
Ticker Symbol: SITI



SLS International, Inc.


x/s/ John M. Gott           Date:  9/5/03
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Signature: Representing SLS International, Inc.



x/s/ Ronald E. Gee                   Date:  9-5-2003
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Signature: Ronald E. Gee